[LOGO]
KPMG LLP                   KPMG LLP                   Telephone  617 988 1000
                           99 High Street             Fax        617 988 0800
                           Boston, MA 02110-2371      Internet   www.us.kpmg.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Directors
Julius Baer Investment Funds:



We consent to the reference to our firm under the caption "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                                 /s/ KPMG LLP




Boston, Massachusetts
May 4, 2005






          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.